UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 20, 2014

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices)  (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of American Tower Corporation (the “Company”) was held on May 20, 2014 to consider and act upon the three proposals listed below. Proposals 1, 2 and 3 were approved and adopted. The final results of the stockholder voting regarding each proposal were as follows:

1.	Election of the following directors for the ensuing year or until their successors are elected and qualified.

Nominee	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
Raymond P. Dolan	328,753,886	4,141,308	553,958	22,411,241
Ronald M. Dykes	332,782,484	113,132	553,536	22,411,241
Carolyn F. Katz	332,421,437	477,901	549,814	22,411,241
Gustavo Lara Cantu	327,951,621	4,943,101	554,430	22,411,241
JoAnn A. Reed	332,783,122	113,937	552,093	22,411,241
Pamela D.A. Reeve	325,582,772	7,315,430	550,950	22,411,241
David E. Sharbutt	332,378,950	517,790	552,412	22,411,241
James D. Taiclet, Jr.	327,070,419	4,705,880	1,672,853	22,411,241
Samme L. Thompson	327,954,002	4,943,273	551,877	22,411,241

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
349,220,309	5,760,948	879,136	—

3.	Approval, on an advisory basis, of the Company’s executive compensation.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
243,595,226	86,641,003	3,212,923	22,411,241

Item 8.01        Other Events.

On May 21, 2014, the Company issued a press release (the “Press Release”) announcing that its board of directors (the “Board”) declared a cash distribution of $0.34 per share of the Company’s common stock, payable on July 16, 2014 to such holders of record at the close of business on June 17, 2014. Additionally, the Company announced that the Board declared a cash distribution of $1.3563 per share of the Company’s 5.25% Mandatory Convertible Preferred Stock, Series A, payable on August 15, 2014 to such holders of record at the close of business on August 1, 2014.

A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: May 21, 2014	By:	/s/ THOMAS A. BARTLETT

Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 21, 2014.